Exhibit 23 (a-h)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (Nos. 2-76378, 2-93760, 33-23580, 33-1032, 33-65507, 333-27111, 333-83317 and 333-40604) on Forms S-8 of our reports dated March 11, 2005, relating to the financial statements and financial statement schedules of Torchmark Corporation and management’s report of the effectiveness on internal control over financial reporting, appearing in this Annual Report on Form 10-K of Torchmark Corporation for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Dallas, Texas

March 11, 2005